Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts,

Trilogy Advisors Baby Boom Economy Portfolio, 2003 Series C:

We consent to the use of our report dated October 27, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

October 27, 2003